Exhibit 1.1

360 Finance, Inc.

[7,500,000] American Depositary Shares
Representing
[15,000,000] Class A Ordinary Shares

UNDERWRITING AGREEMENT

June [26], 2019

Citigroup Global Markets Inc.

88 Greenwich Street

New York, NY 10013

United States of America

Morgan Stanley & Co. LLC

1585 Broadway,

New York, NY 10036,

U.S.A.

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

360 Finance, Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [375,000] American depositary shares (“American Depositary Shares” or “ADSs”) representing [750,000] class A ordinary shares, par value US$0.00001 per share, of the Company (the “Ordinary Shares”), and the selling shareholders listed in Schedule V hereto (the “Selling Shareholders”) agree, severally and not jointly with the Underwriters to sell to the several Underwriters an aggregate of [7,125,000] ADSs representing [14,250,000] Ordinary Shares (together, the “Firm Securities”). The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company also proposes to issue and sell to the Underwriters up to an additional [56,250] American Depositary Shares representing [112,500] Ordinary Shares, and the Selling Shareholders agree severally and not jointly to sell to the Underwriters an aggregate of up to an additional [1,068,750] American Depositary Shares representing [2,137,500] Ordinary Shares (together, the “Additional Securities”), if and to the extent that the Representatives exercise, on behalf of the Underwriters, the right to purchase such Additional Securities granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. Unless the context otherwise requires, each reference to the Securities, Firm Securities and Additional Securities herein also include the underlying Ordinary Shares (hereinafter referred to as the “Shares”).

The Underwriters will take delivery of the Securities in the form of American Depositary Shares. The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of November 13, 2018 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and holders and beneficial owners from time to time of the American depositary receipts (“ADRs”) issued under the Deposit Agreement evidencing the ADSs. Each American Depositary Share will initially represent the right to receive two Ordinary Shares deposited pursuant to the Deposit Agreement.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representatives” as used in this Agreement shall mean you, as the Underwriters, and the term “Underwriter” shall mean either the singular or plural as the context requires.

1.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)         A registration statement on Form F-1 (File No. 333-232259) (the “Initial Registration Statement”) in respect of the Securities and a registration statement on Form F-6 (File No. 333-228343) (the “ADS Registration Statement”) relating to the American Depositary Shares have been filed with the Securities and Exchange Commission (the “Commission”).  The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters and the ADS Registration Statement have been declared effective by the Commission in such form.  Other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission.  The various parts of the Initial Registration Statement, the ADS Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”.  Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”.  No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)                                  For the purposes of this Agreement, the “Applicable Time” is [•] p.m. (Eastern time) on the date of this Agreement.  The Pricing Prospectus does not, as of the Applicable Time, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule II(b) hereto, as supplemented by and taken together with the Pricing Prospectus does not, as of the Applicable Time, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)                                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e)                                  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II(a) hereto and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. At the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses or electronic road shows, when considered together with the Pricing Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)                                   From the time of initial confidential submission of a registration statement relating to the Shares with the Commission or, if earlier, the first date on which a Section 5(d) Communication was made through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(g)                                  (i) Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (including any presentation slides used in connection with such communication). (ii) The Company (A) has not engaged in any Testing-the-Waters Communication since December 13, 2018 other than Testing-the-Waters Communications with the consent or knowledge of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications (iii) The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule II(b) hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communication, when considered together with the Pricing Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)                                 The Company has been duly incorporated and is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company, its Subsidiaries and Affiliated Entities (as defined below), taken as a whole, or on the ability of the Company, its Subsidiaries and Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”).  The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The second amended and restated memorandum and articles of association of the Company adopted on October 22, 2018 comply with the requirements of applicable laws of Cayman Islands and, immediately following the First Time of Delivery (as defined in Section 5), will be in full force and effect; complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives and no change will be made to any such constitutive documents on or after the date of this Agreement through and including the First Time of Delivery;

(i)                                     Each of the entities identified on Schedule III-A hereto is a subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”), and each of the entities identified on Schedule III-B hereto is an entity through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) (for the avoidance of doubt, reference to a “Subsidiary” or an “Affiliated Entity” also includes the branch(es) established by such Subsidiary or Affiliated Entity). Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Prospectus, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the equity interests in each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, and are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Affiliated Entity have been duly and validly authorized and issued, are owned directly as described in the Pricing Prospectus and the Prospectus, and, except as disclosed in the Pricing Prospectus and the Prospectus, are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary or Affiliated Entity was issued in violation of preemptive or similar rights of any security holder of such Subsidiary or Affiliated Entity. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company has no direct or indirect Subsidiaries or any other companies over which it has direct or indirect effective control, except for those in aggregate do not constitute a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act;

(j)                                    Neither the Company nor any of its Subsidiaries or Affiliated Entities has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital or long-term debt of the Company or any of its Subsidiaries or Affiliated Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company, its Subsidiaries  and Affiliated Entities, taken as a whole, or the ability of the Company to perform its obligations under, or consummate the transactions contemplated by, this Agreement, otherwise than as set forth or contemplated in the Pricing Prospectus;

(k)                                 The Company, its Subsidiaries and Affiliated Entities have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, its Subsidiaries and Affiliated Entities; each of the Company its Subsidiaries and Affiliated Entities does not own any real properties. All of the leases and subleases material to the business of the Company, its Subsidiaries and Affiliated Entities, taken as a whole, and under which the Company, its Subsidiaries and Affiliated Entities holds properties described in the Registration Statement, the Pricing Prospectus and the Prospectus, are in full force and effect, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company, its Subsidiaries or Affiliated Entities;

(l)                                     The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the Pricing Prospectus under the captions “Corporate History and Structure” and filed as Exhibits 10.4 through 10.8 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Pricing Prospectus and the Prospectus.

Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except as already obtained or disclosed in the Pricing Prospectus and the Prospectus; no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as described in the Pricing Prospectus and the Prospectus, the corporate structure of the Company complies with all applicable laws and regulations of the PRC, and neither the ownership structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

Except as described in the Pricing Prospectus and the Prospectus, the execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of the Subsidiaries and Affiliated Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject, except , in the case of (ii) and (iii), where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders of the Affiliated Entities to exercise their voting rights;

(m)                             The Company has an authorized share capital as set forth in the Pricing Prospectus and all of the issued shares in the capital of the Company have been duly and validly authorized and issued and are deemed fully paid and non-assessable and conform to the descriptions contained in the Pricing Prospectus and Prospectus. Except as described in the Pricing Prospectus and the Prospectus, there are (i) no outstanding securities issued by the Company convertible into or exchangeable for rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Affiliated Entities;

(n)                                 The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions in the Prospectus under the headings “Capitalization” and “Description of Share Capital”;

(o)                                 The Securities, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, (i) will be duly authorized, validly issued and the persons in whose names such American Depositary Shares are registered will be entitled to the rights of registered holders of American Depositary Shares specified therein and in the Deposit Agreement, and (ii) are freely transferable to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Pricing Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the American Depositary Shares under the laws of the Cayman Islands, the PRC or the United States;

(p)                                 The issue and sale of the Shares, the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(q)                                 Except as disclosed in the Pricing Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries and Affiliated Entities (i) is in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning online consumer finance business, information dissemination over the Internet and user privacy protection), (ii) is in breach or violation of its respective constitutive documents, or (iii) is in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries and Affiliated Entities, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities, except, in the case of (i) and (ii), where such breach, violation or default would not reasonably be expected to have a Material Adverse Effect;

(r)                                    The statements in the Pricing Prospectus and the Prospectus under the headings “Description of Share Capital,” “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the Shares, respectively, and under the captions “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects;

(s)                                   The American Depositary Shares have been listed on the Nasdaq Global Market (the “Nasdaq”), and the Company is not aware of any notice of delisting;

(t)                                    There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries or Affiliated Entities is a party or of which any property of the Company or any of its Subsidiaries or Affiliated Entities is the subject which, if determined adversely to the Company or any of its Subsidiaries, or Affiliated Entities would individually or in the aggregate have a material adverse effect on the current or future financial position, shareholders’ equity or results of operations of the Company, its Subsidiaries and Affiliated Entities, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(u)                                 To the Company’s best knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s board of directors or in the Company;

(v)                                 The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w)                               At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 164, 405 and 433 under the Act;

(x)                                 Deloitte Touche Tohmatsu Certified Public Accountants LLP, who has certified certain financial statements of the Company, its Subsidiaries and Affiliated Entities, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(y)                                 The consolidated financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Pricing Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(z)                                  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Pricing Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company, its Subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Pricing Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure;

(aa)                          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(bb)                          Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(cc)                            The Internal Controls is overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with the rules of the Nasdaq.  Each of the Company’s independent directors meets the criteria for “independence” under the rules and regulations under the Exchange Act, the rules of the Nasdaq and, with respect to independent directors who are members of the Audit Committee, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules and regulations of the Commission and the rules of Nasdaq. Since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.  The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither have the Company’s independent auditors recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any Internal Control Event;

(dd)                          None of the Company, any of its Subsidiaries or Affiliated Entities nor any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or Affiliated Entities has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the  U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ee)                            The operations of the Company, its Subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company, its Subsidiaries and Affiliated Entities conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or Affiliated Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ff)                              None of the Company, any of its Subsidiaries or Affiliated Entities or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries or Affiliated Entities, has been in the past five years, or is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce), the United Nations Security Council (“UNSC”), the European Union (“EU”) or any EU member state, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(gg)                            This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Company, relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement contained in each of the Registration Statement, the Pricing Prospectus and the Prospectus is true and accurate in all material respects;

(hh)                          The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of the Deposit Agreement contained in each of the Registration Statement, the Pricing Prospectus and the Prospectus is true and accurate in all material respects;

(ii)                                  Except as disclosed in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6(e) hereof. Each officer and director of the Company, each of the Selling Shareholders and certain indirect shareholders of the Selling Shareholders who indirectly own the Shares has furnished to the Representatives on or prior to the date hereof a lock-up letter substantially satisfactory to the Representatives (the “Lock-Up Letter”) with respect to the Lock-Up Securities (as defined below);

(jj)                                Neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and which is not so described;

(kk)                          Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Pricing Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Affiliated Entities, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement;

(ll)                                  No material labor dispute with the employees of the Company or any of its Subsidiaries and Affiliated Entities exists, or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company, its Subsidiaries and Affiliated Entities that would have a Material Adverse Effect. The Company, its Subsidiaries and Affiliated Entities are and have been at all times in compliance with applicable labor laws and regulations, and no governmental investigation or proceeding with respect to labor law compliance exists or, to the best knowledge of the Company, is imminent, except, where any noncompliance would not reasonably be expected to have a Material Adverse Effect;

(mm)                  The Company, its Subsidiaries and Affiliated Entities (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval; and (ii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except, in the case of (i) and (ii), where any noncompliance, costs or liabilities would not reasonably be expected to have a Material Adverse Effect;

(nn)                          Each of the Company, its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably deems adequate and are customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(oo)                          The Company, its Subsidiaries and Affiliated Entities own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Affiliated Entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Affiliated Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Subsidiary or Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) — (vi) such as would not, if determined adversely to the Company or its Subsidiaries and Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect;

(pp)                          Except as disclosed in the Pricing Prospectus and the Prospectus, each of the Company, its Subsidiaries and Affiliated Entities possesses all licenses, certificates, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and Affiliated Entities and their respective assets and properties, for the Company and each of its Subsidiaries and Affiliated Entities to conduct their respective businesses, except for such failure to possess, report or file that would not have a Material Adverse Effect; each of the Company, its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits in all material respects; such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Pricing Prospectus or the Prospectus; neither the Company nor any of its Subsidiaries and Affiliated Entities has received any notice of proceedings relating to the revocation or adverse modification of any such license, certificate, authorization or permit; neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except for such failure to renew that would not have a Material Adverse Effect;

(qq)                          No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Affiliated Entities on the one hand and their respective 10% or greater shareholders, affiliates, executive officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Pricing Prospectus and the Prospectus;

(rr)                                No relationship, direct or indirect, exists between or among the Company, its Subsidiaries or Affiliated Entities, on the one hand, and the directors, officers, shareholders, lenders, customers or suppliers of the Company, its Subsidiaries or Affiliated Entities or any affiliates or members of the immediate families of such persons, on the other, that is required by the Act to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and that is not so described in such documents. The Company has not, directly or indirectly, including through any of its Subsidiaries or Affiliated Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of Company, its Subsidiaries or Affiliated Entities, or to or for any family member or affiliate of any director or executive officer of the Company, its Subsidiaries or Affiliated Entities, or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, its Subsidiaries or Affiliated Entities, or any family member or affiliate of any director or executive officer, in each case, that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation.

(ss)                               Each of the Company, its Subsidiaries and Affiliated Entities (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter;

(tt)                                Based on the Company’s current income and assets and projections as to the value of its assets and the market value of its American Depositary Shares, including the current and anticipated valuation of its assets, the Company believes that it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future;

(uu)                          No transaction, stamp, capital or other documentary, issuance, registration, transfer, withholding, or other similar taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment and issuance of the Shares and the sale and delivery of the Securities by the Company or the deposit of the Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the American Depositary Shares by the Depositary, and the delivery of the American Depositary Shares to or for the account of the Underwriters, (ii) the purchase from the Company of the Securities and the initial sale and delivery of the American Depositary Shares representing the Shares to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement, except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands;

(vv)                          All operating and other data pertaining to the Company disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, including but not limited to outstanding principal balance of off-balance sheet loans, originations, average customer loan balance, number of customers and customer acquisition cost, are true and accurate in all material respects;

(ww)                      Any statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(xx)                          There are no contracts or other documents of a character required to be described in the Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described or filed as required;

(yy)                          The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule II(a) hereto;

(zz)                            Except as described in the Pricing Prospectus and Prospectus, (i) none of the Company nor any of its Subsidiaries or Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity, and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Affiliated Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence, and (B) are not and will not be subject to withholding, value added or other similar taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person;

(aaa)                   Except as disclosed in the Pricing Prospectus and the Prospectus, each of the Company, its Subsidiaries and Affiliated Entities has complied, and has taken all steps to ensure compliance by each of its shareholders,  that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE (the “SAFE Rules and Regulations”);

(bbb)                   The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as disclosed in the Pricing Prospectus and the Prospectus, the issuance and sale of the Securities, the listing and trading of the Securities on the Nasdaq and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the First Time of Delivery or Second Time of Delivery, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC;

(ccc)                      The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act;

(ddd)                   None of the Company, the Subsidiaries and Affiliated Entities or, to the knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(eee)                      The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans (including employee shareholding platform), qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(fff)                         None of the Company, the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York state or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement and Article 7 of the Deposit Agreement;

(ggg)                      The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be observed and given effect to by the courts of the Cayman Islands and PRC, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Pricing Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 20 of this Agreement and Article 7 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 19 of this Agreement and Article 7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Pricing Prospectus, the Prospectus, the Registration Statement or the offering of the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 20 hereof and Article 7 of the Deposit Agreement;

(hhh)                   Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognized and enforced against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands and the PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC;

(iii)                               There are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of its Subsidiaries and Affiliated Entities or any of their respective officers, directors or, to the best knowledge of the Company, 5% or greater security holders or, to the best knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission;

(jjj)                            Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter;

(kkk)                   The Company and each of its Subsidiaries and the Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or except as currently being contested in good faith and for which adequate reserves have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Affiliated Entities have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Affiliated Entities and which would reasonably be expected to have) a Material Adverse Effect. (ii) To the knowledge of the Company, all local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Registration Statement, the Pricing Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC;

(lll)                               Except as disclosed in the Registration Statement, neither the Company nor any of its Subsidiaries or Affiliated Entities has any material obligation to provide, or has not made the required payment for, retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its Subsidiaries; and

(mmm)       The Company has purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the rules and regulations thereof.

2.                                      Each Selling Shareholders, severally and not jointly, represents and warrants to and agrees to each of the Underwriters that:

(a)                                 Any such Selling Shareholder that is a corporation is duly organized and validly existing in its jurisdiction of formation;

(b)                                 Such Selling Shareholder has and at each Time of Delivery hereinafter mentioned will have valid and unencumbered title to the Ordinary Shares underlying the ADSs to be delivered by such Selling Shareholder  at such Time of Delivery and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares and the Class A Ordinary Shares represented thereby to be delivered by such Selling Shareholder at such Time of Delivery hereunder; and upon the delivery of and payment for the Shares at each Time of Delivery hereunder the several Underwriters will acquire valid and unencumbered title to the Shares to be delivered by such Selling Shareholder at such Time of Delivery;

(c)                                  The Ordinary Shares represented by the Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the ADSs; the ADSs, when issued and delivered against payment thereof, will be freely transferable by such Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(d)                                 No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney (as defined below), the Custody Agreement (as defined below) or this Agreement in connection with the offering and sale of the Shares sold by such Selling Shareholder, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(e)                                  The execution, delivery and performance of the Powers of Attorney (as defined below), the Custody Agreement (as defined below) and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of (A) any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of their properties or any agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the properties of any Selling Shareholder is subject, or (B) the charter or by-laws of any Selling Shareholder that is a corporation or the constituent documents of any Selling Shareholder that is not a natural person or a corporation, except in the case of clause (A), where such violation would not interfere with the consummation of the transactions contemplated hereby;

(f)                                   Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) in connection with the offer and sale of the Shares contemplated herein and to perform its obligations under such agreements.

(g)                                  The powers of attorney (“Powers of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(h)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact in relation to such Selling Shareholder or omit to state a material fact in relation to such Selling Shareholder required to be stated therein or necessary to make the statements therein not misleading, and will conform in all material respects to the requirements of the Act and the applicable rules and regulations, (ii) the Pricing Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Time of Delivery, the Pricing Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact in relation to such Selling Shareholder or omit to state a material fact in relation to such Selling Shareholder necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will conform in all material respects to the requirements of the Act and the applicable rules and regulations, (iii) each bona fide electronic road show, if any, when considered together with the Pricing Prospectus, does not contain any untrue statement of a material fact in relation to such Selling Shareholder or omit to state a material fact in relation to such Selling Shareholder necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will conform in all material respects to the requirements of the Act and the applicable rules and regulations, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact in relation to such Selling Shareholder or omit to state a material fact in relation to such Selling Shareholder necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will conform in all material respects to the requirements of the Act and the applicable rules and regulations, provided, however, that this representation and warranty shall apply only to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by such Selling Shareholder consists of the statements relating to such Selling Shareholder in the section under the heading “Principal and Selling Shareholders” in the Pricing Prospectus and Prospectus.

(i)                                     Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the ADSs that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Pricing Prospectus and Prospectus.

(j)                                    The sale of the Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Affiliated Entities that is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

(k)                                 Each of this Agreement, the Powers of Attorney and the Custody Agreement has been duly authorized, executed and delivered by each Selling Shareholder and constitute valid and legally binding obligations of each such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(l)                                     Such Selling Shareholder has no affiliations or associations with any member of FINRA.

(m)                             Such Selling Shareholders, including its subsidiaries, directors and officers, and to the best knowledge of such Selling Shareholder, its agents, employees, affiliates and persons acting on behalf of such Selling Shareholder, where applicable, is not a person or entity that is, or is owned or controlled by a person or entity that is,

(A)                               the subject of any Sanctions, or

(i)                                     located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

(ii)                                  such Selling Shareholder represents and covenants that, for the past five years, such Selling Shareholder has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject of Sanctions.

(B) Such Selling Shareholder will not directly or knowingly indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any comprehensively Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise.)

(n)                                 Neither such Selling Shareholder nor any of its subsidiaries, nor any director or officer, nor, to the best knowledge of such Selling Shareholder, any employee, agent or representative of such Selling Shareholder or of any of its subsidiaries or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and such Selling Shareholder and its subsidiaries have conducted their businesses not in violation of any provision of the  U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws.

(o)                                 Neither such Selling Shareholder, its subsidiary, nor, any of its executive officers and directors, and to the best knowledge of such Selling Shareholder, its affiliates, supervisors, managers, agents and employees, where applicable, has violated, nor will such Selling Shareholder’s participation in the offering violate, any Money Laundering Laws.

(p)                                 There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(q)                                 Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r)                                    Except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus, no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in the PRC or Cayman Islands by, or on behalf of, the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the sale and delivery of the Shares by such Selling Shareholder, the issuance of the Securities by the Depositary and the delivery of the Securities to, or for the account of, the Underwriters; (ii) the purchase from such Selling Shareholder of the Shares, and the initial sale and delivery by the Underwriters of the Securities representing the Shares in the manner contemplated herein to purchasers thereof; (iii) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the Securities representing the Shares; or (iv) the execution and delivery of this Agreement.

(s)                                   Such Selling Shareholder has not distributed and will not distribute, prior to the later of the Time of Delivery and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Shareholders, including any free writing prospectus.

3.                                      Subject to the terms and conditions herein set forth, (a) the Sellers agree, severally and not jointly, as and to the extent indicated in Schedule V hereto, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Seller, at a purchase price per share of US$[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Sellers agree, severally and not jointly, as and to the extent indicated in Schedule V hereto, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and Selling Shareholders agree, severally and not jointly, as and to the extent indicated in Schedule V hereto, to grant to the Underwriters the right to purchase at their election up to [2,250,000] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

Executed transfer forms for the Ordinary Shares represented by the Shares to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (“Custodian”). Each Selling Shareholder agrees, severally and not jointly, that the Ordinary Shares represented by the transfer forms held in custody for such Selling Shareholder under such Custody Agreements are subject to the interests of the Underwriters hereunder; that the arrangements made by such Selling Shareholders for such custody, and the appointment by such Selling Shareholders of the Attorneys-in-Fact by the Power of Attorney, are to that extent set forth therein irrevocable; that the obligations of the Selling Shareholders hereunder shall not be terminated by operations of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and that actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

4.                                      Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5.                                      (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Sellers to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Shareholders to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, [•] a.m., New York City time, on [•], 2019 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, [•], New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters, will be delivered at the offices of Kirkland & Ellis International LLP at 26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery.  A meeting will be held at the Closing Location at 4 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.                                      The Company and the Selling Shareholders agree with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to  promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                 To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company, its Subsidiaries and Affiliated Entities (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Restricted Period”), not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any Ordinary Shares or ADSs or securities convertible into or exchangeable or exercisable for such Ordinary Shares or ADSs (“Lock-Up Securities”):, (ii) enter into a transaction which is designed to or which reasonably could be expected to have the same effect, or (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities or any options or warrants to purchase any Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives.

The restrictions contained in the preceding paragraph shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance of Ordinary Shares or the grant of options to purchase Ordinary Shares or other awards under the Company’s share incentive plans existing on the date hereof, (d)  the filing of any registration statement on Form S-8, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period. The restrictions contained in the preceding paragraph apply to the Selling Shareholders only to the extent agreed upon in the Lock-Up Letters.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in the paragraph above for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)                                   To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries certified by independent public accountants);

(g)                                  During a period of five years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company, its Subsidiaries and Affiliated Entities are consolidated in reports furnished to its shareholders generally or to the Commission); provided that no such reports need be provided if they are available electronically to the public on the website of the Commission;

(h)                                 To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”  and to file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner (i) as would require the Company to register as an investment company under the Investment Company Act of 1940, and (ii) that would result in the Company being not in compliance with the SAFE Rules and Regulations;

(i)                                     To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act;

(j)                                    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k)                                 Upon reasonable request of any Underwriter in writing, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l)                                     Not to, and to cause each of its Subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(m)                             To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the each applicable Time of Delivery;

(n)                                 (i) It will not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes;

(o)                                 To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including the SAFE Rules and Regulations);

(p)                                 To implement and maintain reasonable measures in compliance with PRC laws and regulations concerning online consumer finance business;

(q)                                 To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 90-day restricted period referred to in Section 6(e) hereof;

(r)                                    If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, when considered together with the Pricing Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission;

(s)                                   Not to release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Restricted Period (as defined below) without the prior written consents of the Representatives; and

(t)                                    The Company, its Subsidiaries and Affiliated Entities and the Board are in compliance with the Sarbanes-Oxley Act and all applicable rules of the Nasdaq.

7.                                      Each of the Selling Shareholders agrees, severally and not jointly, with the Underwriters that:

(a)                                 Such Selling Shareholder will deliver to the Representatives, prior to or at the Time of Delivery, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), as appropriate, together with all required attachments to such form.

(b)                                 On or prior to the Time of Delivery, such Selling Shareholder will deposit, or cause to be deposited on its behalf, Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement.

(c)                                  Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(d)                                 Such Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by such Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid in respect of any taxes, duties or charges that would not have been imposed but for (A) a present or former connection between an Underwriter and the jurisdiction imposing such taxes, duties or charges (other than a connection that would not have arisen but for the transactions contemplated by this Agreement) or (B) the failure of an Underwriter to provide, upon reasonable request, any certification, identification or other documentation concerning such Underwriter’s nationality, residence, identity or connection with the jurisdiction imposing such taxes, duties or charges.

(e)                                  Such Selling Shareholder agrees, severally and not jointly, to pay or cause to be paid any underwriting discount and commissions payable in connection with the Securities to be sold by such Selling Shareholder and any and all costs and expenses charged by the Depositary in connection with the conversion of the Shares sold by such Selling Shareholder into ADSs.

8.                                      (a)                                 Each of the Company and the Selling Shareholders represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto.

(b)                                 The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent or knowledge of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications.

(c)                                  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(d)                                 Each Underwriter represents and agrees that (i) any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act, and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings.

(e)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

9.                          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof; (iv) all fees and expenses in connection with listing the Shares on the Nasdaq; (v) the cost of preparing certificates representing the Securities; (vi) the cost and charges of any transfer agent, registrar or depositary; (vii) the costs and expenses of the Company relating to investor presentations on any “Testing-the-Waters Communications” or “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of presentation slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel, meals and lodging expenses of the representative and officers of the Company, and the cost of any vehicle or aircraft chartered in connection with the testing-the-waters and the road show; ; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

10.          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Kirkland & Ellis International LLP, U.S. counsel for the Underwriters, shall have furnished to you such an opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(c)           Tian Yuan Law Firm, PRC counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(d)           Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, shall have furnished to you an opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(e)           Skadden, Arps, Slate, Meagher & Flom, Hong Kong counsel for the Company, shall have furnished to you an opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(f)            Commerce & Finance Law Offices, PRC counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Company;

(g)           Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(h)           Emmet, Marvin & Martin, LLP, United States counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(i)            The Representatives shall have received an opinion of local counsel for each Selling Shareholder, dated such Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(j)            The Representatives shall have received an opinion of U.S. counsel for each Selling Shareholder, dated such Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k)           The Representatives shall have received on such Time of Delivery, as the case may be, a certificate, dated such date and signed by the Selling Shareholders or an attorney-in-fact of each Selling Shareholder to the effect that the representations and warranties of the Selling Shareholders in this Agreement are true and correct as of such Time of Delivery.

(l)            On or prior to the First Time of Delivery, the Representatives shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

(m)          On the date of the Prospectus at a time prior to the execution of this Agreement, at [9:30] a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte Touche Tohmatsu Certified Public Accountants LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(n)           The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the First Time of Delivery. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the American Depositary Shares representing such Shares in accordance with the Deposit Agreement;

(o)           The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request;

(p)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included  in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(q)           On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (iii) the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war; (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, in the United States or elsewhere, (vi) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands shall have occurred; or (vii) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC or Cayman Islands authorities, if the effect of any such event in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(r)            There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the PRC Mergers and Acquisitions Rules, which in the sole judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Securities at the Time of Delivery or settlement date, on the terms and in the manner contemplated in this Agreement.

(s)            The American Depositary Shares representing the Shares shall have been duly listed on the Nasdaq;

(t)            The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from parties listed in Schedule IV, substantially to the effect set forth in Section 6(e) hereof in form and substance satisfactory to you;

(u)           The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(v)           The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (l) of this Section;

(w)          The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate, dated such date and signed by the chief financial officer of the Company, in which such officer shall state that certain operating data and financial figures contained in the Registration Statement, the Pricing Prospectus and the Prospectus, have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and accurate;

(x)           No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and

(y)           FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

11.          (a)  The Company will indemnify and hold harmless each Underwriter, its affiliates within the meaning of Rule 405 under the Securities Act and their respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Parties” and each an “Indemnified Party”)), against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) under the Securities Act or any other marketing materials relating to the Shares, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any Section 5(d) Writing, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) herein.

(b)           Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact in relation to such Selling Shareholder contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) under the Securities Act or any other marketing materials relating to the Shares, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact in relation to such Selling Shareholder required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any Section 5(d) Writing, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Selling Shareholders by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) herein; provided further that notwithstanding the generality of the foregoing, (i) each Selling Shareholder will only be liable pursuant to this section 11(b) to the extent that such loss, claim, damage, liability, action, litigation, investigation or proceeding arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such written information furnished by such Selling Shareholder consists of the statements relating to such Selling Shareholder in the section under the heading “Principal and Selling Shareholders” in the Registration Statement, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus, (ii) the liability of each Selling Shareholder pursuant to this section 11(b) shall not exceed the product of (x) the number of ADSs sold by such Selling Shareholder to the Underwriters hereunder and (y) the purchase price per ADS as set out in this Agreement.

(c)          Each Underwriter will indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company and the Selling Shareholders in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the sixth paragraph, (ii) the name and addresses of the Representatives appearing in the first paragraph. (iii) the sale to discretionary accounts appearing in the seventh paragraph, (iv) sale through broker-dealer affiliates appearing in the third paragraph, and (v) description of stabilization transaction appearing in the tenth paragraph, all under the caption “Underwriting”.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Sellers on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)            The obligations of the Sellers under this Section 11 shall be in addition to any liability which the Sellers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act, and the Selling Shareholders.

12.          (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Sellers shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Sellers as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Sellers shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Sellers as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Sellers shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Sellers, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.          The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or any Selling Shareholders, and shall survive delivery of and payment for the Securities.

14.          If this Agreement shall be terminated pursuant to Section 12 hereof, the Sellers shall not then be under any liability to any Underwriter except as provided in Sections 12 hereof; but, if for any other reason, any Shares to be sold by such Seller are not delivered by or on behalf of such Seller as provided herein, such Seller will, severally and not jointly, reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but such Seller shall then be under no further liability to any Underwriter except as provided in Sections 12 hereof.

15.          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Citigroup Global Markets Inc. at Citigroup Global Markets Inc., 388 Greenwich Street, New York, N.Y. 10013, Attention: General Counsel, and Morgan Stanley & Co. LLC, at 1585 Broadway, New York, NY 10036, Attention: General Counsel;if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to the Selling Shareholders or any of them, will be mailed, delivered or sent and confirmed to the relevant address on Schedule V hereto; provided, however, that any notice to an Underwriter pursuant to Section 11(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at Citigroup Global Markets Inc. at Citigroup Global Markets Inc., 388 Greenwich Street, New York, N.Y. 10013, Attention: General Counsel, and Morgan Stanley & Co. LLC, at 1585 Broadway, New York, NY 10036, Attention: [General Counsel]. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

16.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Sellers and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.          Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

18.          The Sellers acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Sellers, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Sellers, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Sellers with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Sellers on other matters) or any other obligation to the Sellers except the obligations expressly set forth in this Agreement and (iv) the Sellers has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Sellers agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Sellers, in connection with such transaction or the process leading thereto.

19.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Sellers and the Underwriters, or any of them, with respect to the subject matter hereof.

20.          THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Sellers agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Sellers agree to submit to the jurisdiction of, and to venue in, such courts. Each of the Company [and the Selling Shareholders] irrevocably appoints Cogency Global Inc. as its respective authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Sellers in any such suit or proceeding. The Sellers further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

21.          The Sellers and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Sellers pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Sellers agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Sellers, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

23           (a)  In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purpose of this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. 14

24.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

25.          The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

26.          This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Sellers.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Sellers for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

360 Finance, Inc.

By:
Name:
Title:

Very truly yours,
Selling Shareholders

By:
Name:
Title: Attorney-in-Fact for each Selling Shareholder

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC

Total

SCHEDULE II

(a)          Issuer Free Writing Prospectuses:

Free writing prospectus dated [  ]

(b)          Section 5(d) Writing: [None]

SCHEDULE III

A. SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation
HK Qirui International Technology Company Limited	Hong Kong
Shanghai Qiyue Information & Technology Co., Ltd.	PRC
Shanghai Qifu Information Technology Co., Ltd. (上海淇馥信息技术有限公司)	PRC

B. AFFILIATED ENTITIES OF THE COMPANY

Name	Place of Incorporation
Shanghai Qiyu Information & Technology Co., Ltd.	PRC
Shanghai Qiyu Information & Technology Co., Ltd. Shenzhen Branch (上海淇毓信息科技有限公司深圳分公司)	PRC
Fuzhou 360 Online Microcredit Co., Ltd.	PRC
Fuzhou 360 Financing Guarantee Co., Ltd.	PRC
Shanghai 360 Financing Guarantee Co., Ltd.	PRC
Beijing Qiyu Information Technology Co., Ltd.	PRC
(北京淇瑀信息科技有限公司)	PRC
Hangzhou Qibu Technology Co., Ltd.	PRC
(杭州奇步科技有限公司)	PRC

2

SCHEDULE IV

LIST OF LOCK-UP PERSONS

Directors and Executive Officers

1.              Hongyi Zhou

2.              Jun Xu

3.              Wei Liu

4.              Gang Xiao

5.              Yunfan Zhang

6.              Yongjin Fu

7.              Fan Zhang

8.              Haisheng Wu

9.              Jiang Wu

10.       Zhiqiang He

11.       Yan Zheng

Selling Shareholders (to the extent the number of Ordinary Shares or ADSs set forth in the Lock-Up Letters)

[To Come]

Indirect Shareholders of the Selling Shareholders

[To Come]

3

SCHEDULE V

Company and Selling Shareholders	Number of Firm Shares to Be Sold	Number of Optional Shares to be Purchased if Maximum Option Exercised
360 Finance, Inc.

.

.

Total

ANNEX I

[Form of Press Release]

[Date]

360 Finance, Inc. (the “Company”) announced today that Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, the representatives of underwriters in the recent public sale of ADSs, each representing two Class A Ordinary Shares, US$0.00001 per share, of the Company, is [waiving] [releasing] a lock-up restriction with respect to shares of the ADSs held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                 , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.